Exhibit 99.1

Pixelworks Reports Fourth Quarter and Fiscal Year 2017 Financial Results

SAN JOSE, Calif., February 15, 2018 -- Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

Fourth Quarter Highlights

•	Revenue of $18.4 million increased 15.4% year-over-year

•	Mobile revenue grew over 120% sequentially

•	Cash flow from operations was $1.4 million

•	HDR reference design for Iris mobile display processor approved by leading streaming service provider

•	Increased number of engagements for mobile programs incorporating Iris display processor

•	Finalized multi-million dollar development agreement with OEM in Japan for next-generation video delivery products

Full Year and 2017 Highlights

•	Revenue of $80.6 million, including $15.3 million related to End of Life (EOL) products

•	Revenue excluding EOL grew 34.6% year-over-year

•	GAAP gross profit margin of 51.8%, and non-GAAP gross profit margin of 55.2%

•	Achieved GAAP profitability in first half of 2017, and achieved non-GAAP profitability for the full year

•	Completed acquisition of ViXS Systems in August, followed by a streamlining of the business to drive an estimated $4.0 million in annualized cost savings

•	Recorded adjusted EBITDA of $12.9 million, and ended year with a net cash balance of $27.5 million

President and CEO of Pixelworks, Todd DeBonis, commented, “Fourth quarter revenue was at the high-end of our guidance range and grew 15.4% year-over-year. Excluding over $15 million in revenue contribution from end-of-life products during 2017, which added over $10 million of non-dilutive capital to the balance sheet, we achieved full year revenue growth of 35% - marking a transformational year of growth for Pixelworks. Additionally, gross margin expanded by over 450 basis points year-on-year in 2017, and we generated over $12 million in cash flow from operations and delivered non-GAAP profitability for the full year.

“Also during the year, we opportunistically acquired ViXS’ highly synergistic group of video-centric engineers and video delivery products, as well as a complementary portfolio of over 450 patents. We’ve now focused this business exclusively on consumer electronics applications, including OTA streaming devices. In the mobile market, we successfully completed and began sampling our fourth generation Iris mobile display processor, and entering 2018 we have customer engagements for both our third and fourth generation Iris chips that are anticipated to ramp later this year. As market trends continue toward the increased adoption of higher-quality image and video-centric solutions, I believe Pixelworks is well positioned to execute on and capture sizable growth opportunities in both our mobile and video delivery end markets.”

Fourth Quarter and Fiscal 2017 Financial Results
For the fourth quarter 2017, revenue was $18.4 million, compared to $18.8 million in the prior quarter and $16.0 million in the fourth quarter of 2016. The year-over-year increase in revenue was primarily driven by higher demand for chips sold into the digital projection market as well as contribution from the video delivery business the Company acquired in August 2017. For the full year 2017, revenue was $80.6 million, which included approximately $15.3 million of end-of-life (EOL) product revenue, compared to full year revenue of $53.4 million in 2016. Excluding the contributions from EOL, full year 2017 revenue grew 34.6% year-over-year.

On a GAAP basis, gross profit margin in the fourth quarter of 2017 was 49.7%, compared to 48.0% in the third quarter of 2017 and 53.2% in the fourth quarter of 2016. GAAP gross profit margin for the full year 2017 was 51.8%, representing an increase of 480 basis point from 47.0% in the prior year. Fourth quarter 2017 GAAP operating expenses were $12.2 million, compared to $13.4 million in the previous quarter and $8.1 million in the fourth quarter of 2016.

For the fourth quarter of 2017, the Company recorded a GAAP net loss of $3.6 million, or ($0.10) per share, compared to a GAAP net loss of $4.7 million, or ($0.14) per share, in the third quarter of 2017 and GAAP net income of $337,000, or $0.01 per diluted share, in the fourth quarter of 2016. GAAP net loss for the full year 2017 was $4.2 million, or ($0.13) per share, compared to a net loss of $11.1 million, or ($0.39) per share, for the full year 2016.

On a non-GAAP basis, fourth quarter 2017 gross profit margin was 56.9%, compared to 54.9% in the third quarter of 2017 and 53.6% in the fourth quarter of 2016. Fourth quarter 2017 operating expenses on a non-GAAP basis were $10.6 million, compared to $8.9 million in the previous quarter and $7.3 million in the fourth quarter of 2016. Non-GAAP gross profit margin for the full year 2017 was 55.2%, representing an increase of 450 basis points from 50.6% in the prior year.

For the fourth quarter of 2017, the Company recorded non-GAAP net loss of $379,000, or ($0.01) per share, compared to non-GAAP net income of $976,000, or $0.03 per diluted share, in the third quarter of 2017 and non-GAAP net income of $1.2 million, or $0.04 per diluted share, in the fourth quarter of 2016. For the full year 2017, non-GAAP net income was $7.7 million, or $0.23 per diluted share, compared to a non-GAAP net loss of $4.1 million, or ($0.14) per share, for the full year 2016.

Adjusted EBITDA in the fourth quarter of 2017 was $778,000, compared to $2.3 million in the previous quarter and $2.1 million in the fourth quarter of 2016. For the full year 2017, adjusted EBITDA was $12.9 million, compared to adjusted EBITDA of $174,000 for the full year 2016.

Business Outlook for the First Quarter of 2018
Pixelworks expects revenue to be between $14.5 million and $15.5 million for the first quarter of 2018. Additional guidance will be provided as part of the Company’s earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, February 15, 2018, at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 8198038. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Friday, February 23, 2018, and can be accessed by calling 855-859-2056 and using passcode 8198038.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company enables worldwide manufacturers to provide leading edge consumer electronics and professional displays, as well as video delivery and streaming solutions. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude amortization of deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, acquisition and integration related costs, stock-based compensation expense, restructuring expenses, fair value adjustment on convertible debt conversion option, discount accretion on convertible debt fair value, gain on extinguishment of convertible debt and a tax benefit associated with new tax treatment under the tax reform, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and more complete information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, amortization of inventory step up and deferred revenue both related to fair valuing the items, acquisition and integration related costs such as accounting and legal fees and CEO severance, restructuring expenses related to a reduction in workforce, accretion on convertible debt of ViXS fair value adjustments on embedded derivative features of such convertible debt and extinguishment of such convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to better facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and OTA businesses, including market movement and demand, customer engagements, and growth in the mobile and video delivery markets, synergies and additional guidance. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2016 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenue, net (1)	$18,448	$18,758	$15,987	$80,637	$53,390
Cost of revenue (2)	9,288	9,747	7,483	38,873	28,322
Gross profit	9,160	9,011	8,504	41,764	25,068
Operating expenses:
Research and development (3)	6,695	5,325	4,415	21,427	19,036
Selling, general and administrative (4)	5,068	6,583	3,653	20,450	13,770
Restructuring	439	1,481	—	1,920	2,608
Total operating expenses	12,202	13,389	8,068	43,797	35,414
Income (loss) from operations	(3,042)	(4,378)	436	(2,033)	(10,346)
Interest expense and other, net (5)	(919)	(528)	(101)	(1,647)	(406)
Income (loss) before income taxes	(3,961)	(4,906)	335	(3,680)	(10,752)
Provision (benefit) for income taxes (6)	(409)	(200)	(2)	493	355
Net income (loss)	$(3,552)	$(4,706)	$337	$(4,173)	$(11,107)
Net income (loss) per share:
Basic	$(0.10)	$(0.14)	$0.01	$(0.13)	$(0.39)
Diluted	$(0.10)	$(0.14)	$0.01	$(0.13)	$(0.39)
Weighted average shares outstanding:
Basic	34,359	32,552	28,684	31,507	28,276
Diluted	34,359	32,552	30,244	31,507	28,276
——————
(1) Includes deferred revenue fair value adjustment	$68	$25	$—	$93	$—
(2) Includes:
Inventory step-up and backlog amortization	949	1,016	—	1,965	—
Amortization of acquired intangible assets	298	199	—	497	—
Stock-based compensation	64	57	51	243	190
Restructuring	—	—	7	—	1,784
(3) Includes stock-based compensation	527	445	378	1,648	1,600
(4) Includes:
Stock-based compensation	556	855	377	2,352	872
Amortization of acquired intangible assets	101	67	—	168	—
Acquisition and integration	(45)	1,611	—	2,460	—
(5) Includes:
Fair value adjustment on convertible debt conversion option	621	122	—	743	—
Discount accretion on convertible debt fair value	124	72	—	196	—
Gain on debt extinguishment	(29)	—	—	(29)	—
(6) Includes benefit related to tax reform	(343)	—	—	(343)	—

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,160	$9,011	$8,504	$41,764	$25,068
Inventory step-up and backlog amortization	949	1,016	—	1,965	—
Amortization of acquired intangible assets	298	199	—	497	—
Deferred revenue fair value adjustment	68	25	—	93	—
Stock-based compensation	64	57	51	243	190
Restructuring	—	—	7	—	1,784
Total reconciling items included in gross profit	1,379	1,297	58	2,798	1,974
Non-GAAP gross profit	$10,539	$10,308	$8,562	$44,562	$27,042
Non-GAAP gross profit margin	56.9%	54.9%	53.6%	55.2%	50.6%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,202	$13,389	$8,068	$43,797	$35,414
Reconciling item included in research and development:
Stock-based compensation	527	445	378	1,648	1,600
Reconciling items included in selling, general and administrative:
Stock-based compensation	556	855	377	2,352	872
Amortization of acquired intangible assets	101	67	—	168	—
Acquisition and integration	(45)	1,611	—	2,460	—
Restructuring	439	1,481	—	1,920	2,608
Total reconciling items included in operating expenses	1,578	4,459	755	8,548	5,080
Non-GAAP operating expenses	$10,624	$8,930	$7,313	$35,249	$30,334
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(3,552)	$(4,706)	$337	$(4,173)	$(11,107)
Reconciling items included in gross profit	1,379	1,297	58	2,798	1,974
Reconciling items included in operating expenses	1,578	4,459	755	8,548	5,080
Reconciling items included in interest expense and other, net	716	194	—	910	—
Tax effect of non-GAAP adjustments	(157)	(268)	8	—	—
Benefit related to tax reform	(343)	—	—	(343)	—
Non-GAAP net income (loss)	$(379)	$976	$1,158	$7,740	$(4,053)
Non-GAAP net income (loss) per share:
Basic	$(0.01)	$0.03	$0.04	$0.25	$(0.14)
Diluted	$(0.01)	$0.03	$0.04	$0.23	$(0.14)
Non-GAAP weighted average shares outstanding:
Basic	34,359	32,552	28,684	31,507	28,276
Diluted	34,359	34,656	30,244	33,668	28,276

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2017		2017		2016		2017		2016
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.10)	$(0.10)	$(0.14)	$(0.14)	$0.01	$0.01	$(0.13)	$(0.12)	$(0.39)	$(0.39)
Reconciling items included in gross profit	0.04	0.04	0.04	0.04	—	—	0.09	0.08	0.07	0.07
Reconciling items included in operating expenses	0.05	0.05	0.14	0.13	0.03	0.02	0.27	0.25	0.18	0.18
Reconciling items included in interest expense and other, net	0.02	0.02	0.01	0.01	—	—	0.03	0.03	—	—
Tax effect of non-GAAP adjustments	—	—	(0.01)	(0.01)	—	—	—	—	—	—
Benefit related to tax reform	(0.01)	(0.01)	—	—	—	—	(0.01)	(0.01)	—	—
Non-GAAP net income (loss)	$(0.01)	$(0.01)	$0.03	$0.03	$0.04	$0.04	$0.25	$0.23	$(0.14)	$(0.14)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	49.7%	48.0%	53.2%	51.8%	47.0%
Inventory step-up and backlog amortization	5.1	5.4	—	2.4	—
Amortization of acquired intangible assets	1.6	1.1	—	0.6	—
Amortization of deferred revenue fair value adjustment	0.4	0.1	—	0.1	—
Stock-based compensation	0.3	0.3	0.3	0.3	0.4
Restructuring	—	—	—	—	3.3
Total reconciling items included in gross profit	7.4	6.9	0.4	3.5	3.7
Non-GAAP gross profit margin	56.9%	54.9%	53.6%	55.2%	50.6%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(3,552)	$(4,706)	$337	$(4,173)	$(11,107)
Stock-based compensation	1,147	1,357	806	4,243	2,662
Inventory step-up and backlog amortization	949	1,016	—	1,965	—
Fair value adjustment on convertible debt conversion option	621	122	—	743	—
Restructuring	439	1,481	7	1,920	4,392
Amortization of acquired intangible assets	399	266	—	665	—
Discount accretion on convertible debt fair value	124	72	—	196	—
Amortization of deferred revenue fair value adjustment	68	25	—	93	—
Acquisition and integration	(45)	1,611	—	2,460	—
Gain on debt extinguishment	(29)	—	—	(29)	—
Benefit related to tax reform	(343)	—	—	(343)	—
Tax effect of non-GAAP adjustments	(157)	(268)	8	—	—
Non-GAAP net income (loss)	$(379)	$976	$1,158	$7,740	$(4,053)
EBITDA adjustments:
Depreciation and amortization	$863	$900	$828	$3,577	$3,466
Non-GAAP Interest expense and other, net	203	334	101	737	406
Non-GAAP provision for income taxes	91	68	(10)	836	355
Adjusted EBITDA	$778	$2,278	$2,077	$12,890	$174

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$27,523	$19,622
Accounts receivable, net	4,640	3,118
Inventories	2,846	2,803
Prepaid expenses and other current assets	1,328	736
Total current assets	36,337	26,279
Property and equipment, net	5,605	3,793
Other assets, net	1,338	785
Acquired intangible assets, net	5,856	—
Goodwill	18,407	—
Total assets	$67,543	$30,857
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,436	$1,734
Accrued liabilities and current portion of long-term liabilities	16,387	7,860
Current portion of income taxes payable	445	140
Total current liabilities	18,268	9,734
Long-term liabilities, net of current portion	1,487	194
Convertible debt	6,069	—
Income taxes payable, net of current portion	2,282	1,880
Total liabilities	28,106	11,808
Shareholders’ equity	39,437	19,049
Total liabilities and shareholders’ equity	$67,543	$30,857

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com